APRIL 8, 2011

G&E HC REIT II MUSKOGEE LTACH, LLC
1551 N. Tustin Avenue, Suite 200
Santa Ana, CA, 92705
Attention: Shannon K.S. Johnson

RE: SEVEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($7,200,000.00) loan (the “Loan”) from CAPITAL ONE, N.A., a national association (together with its successors and assigns, “Lender”), to G&E HC REIT II MUSKOGEE LTACH, LLC, a Delaware limited liability company (“Borrower”), which is evidenced and secured by (i) this LETTER LOAN AGREEMENT (as amended, modified or restated from time to time, this “Agreement”), (ii) a PROMISSORY NOTE (as amended, modified or restated from time to time, the “Note”) in the original principal sum of the Loan dated of even date herewith, executed by Borrower and payable to Lender, (iii) a MORTGAGE AND SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING, dated of even date herewith and executed by Borrower for the benefit of Lender (as amended, modified or restated from time to time, the “Mortgage”) and covering certain real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Property”), and (iv) all other instruments and documents evidencing, securing or otherwise pertaining to the Loan (collectively, the “Loan Documents”).

Ladies and Gentlemen:

Borrower has requested Lender to lend Borrower the lesser of (i) SIXTY PERCENT (60.00%) of the appraised value of the Property based on a current appraisal, or (ii) SEVEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($7,200,000.00). The Loan will be evidenced and secured by the Loan Documents. Subject to the terms of this Agreement and the terms and conditions of the other Loan Documents, Lender will make the Loan to Borrower.

1. Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Paragraph or in the provisions, paragraphs or recitals herein:

(a) “Business Day” means any day other than a Saturday, Sunday, or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

(b) “Constituent Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

(c) “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

(d) “Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its affiliates.

(e) “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

(f) “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(g) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(h) “Material Adverse Effect” means a material adverse effect on (i) the business, assets, property, operations, condition (financial or otherwise), or prospects, of Borrower and/or Tenant, (individually or taken as a whole), (ii) the ability of an Borrower to pay or perform the Indebtedness, (iii) any of the rights of or benefits available to Lender under the Loan Documents, or (iv) the validity or enforceability of the Loan Documents.

(i) “Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

2. Commitment Fee. Borrower shall pay to Lender a commitment fee of FORTY-THREE THOUSAND TWO HUNDRED AND NO/100 DOLLARS ($43,200.00) (the “Commitment Fee”) upon closing and funding of the Loan. Borrower shall pay all of Lender’s reasonable costs and expenses in connection with the Loan, including without limitation, all fees and expenses for appraisals, environmental surveys, inspections, title policy and attorneys’ fees and expenses. To the maximum extent permitted by applicable law, such Commitment Fee shall not be deemed interest. The Commitment Fee shall be deemed earned and due and payable on the date hereof.

3. Financial Statements and Reports. Borrower shall promptly deliver or cause to be delivered to Lender:

(a) Within SIXTY (60) days after the end of each calendar quarter, internally prepared quarterly financial statements for Borrower, certified by Borrower as being true and correct in all material respects, together with a compliance certificate in the form of Exhibit B attached hereto containing Borrower’s calculation of Total Net Worth and Debt Service Coverage Ratio.

(b) Within ONE HUNDRED TWENTY (120) days of the fiscal year-end of GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation (“G&E Co.”), annual audited consolidated and consolidating financial statements of G&E Co.

(c) Within SIXTY (60) days after the end of each calendar quarter, internally prepared quarterly financial statements for G&E Co.

(d) Within SIXTY (60) days after the end of each calendar quarter, internally prepared quarterly financial statements for SOLARA HOSPITAL MUSKOGEE, LLC, an Oklahoma limited liability company (“Tenant”).

(e) Within ONE HUNDRED TWENTY (120) days of the fiscal year-end of SOLARA HEALTHCARE, LLC, a Texas limited liability company (“Solara”), annual audited consolidated and consolidating financial statements of Solara.

(f) Within SIXTY (60) days after the end of each calendar quarter, internally prepared quarterly financial statements for Solara.

(g) Upon becoming actually aware of such matter, (i) notice of change in any material fact or circumstances represented or warranted by Borrower in connection with the Loan, and (ii) the occurrence and continuation of any event of default under the Loan Documents (each such event of default being an “Event of Default”) or event which with notice and/or the passage of time would be an event of default under the Loan Documents (each such event being a “Default”).

(h) Such other information, not otherwise required herein, respecting the business affairs, assets, and liabilities of Borrower, G&E Co., Tenant and Solara as Lender shall from time to time reasonably request in writing.

4. Financial Covenants.

(a) Debt Service Coverage Ratio of Borrower. At all times while the Loan is outstanding, Borrower shall maintain a Debt Service Coverage Ratio of at least 1.25 to 1.00 for each rolling FOUR (4) quarter period, provided that, for the calendar quarter ending MARCH 31, 2011, Lender shall only test the THREE (3) calendar quarters then ending. Lender will test Borrower’s Debt Service Coverage Ratio at the end of each calendar quarter.

(b) Total Net Worth of Borrower. At all times while the Loan is outstanding, Borrower shall maintain a Total Net Worth of at least ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00). Lender will test Borrower’s Total Net Worth at the end of each calendar quarter.

(c) Debt Service Coverage Ratio of Tenant. At all times while the Loan is outstanding, Tenant shall maintain a Debt Service Coverage Ratio of at least 1.25 to 1.00 for each rolling FOUR (4) quarter period. Lender will test Tenant’s Debt Service Coverage Ratio at the end of each calendar quarter.

(d) Defined Terms. As used in this Paragraph, the following terms have the meanings set forth below:

(i) “Debt Service Coverage Ratio” means the sum of net income plus the sum of the following to the extent deducted from net income: interest, income taxes, depreciation and amortization for the prior FOUR (4) quarter period divided by the sum of interest expense incurred and current maturities of long term debt scheduled to have been paid for the prior FOUR (4) quarters.

(ii) “Total Net Worth” shall mean the total assets of Borrower minus the total liabilities of Borrower.

5. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) Existence. Borrower (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect. Borrower has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b) Binding Obligations. The execution, delivery and performance of the Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) Financial Condition. Each financial statement of Borrower supplied to Lender pursuant to this Agreement truly discloses and fairly presents Borrower’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender.

(d) No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the organizational documents of Borrower or other instrument binding upon Borrower, (2) any law, governmental regulation, court decree or order applicable to Borrower, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property of Borrower except as may be expressly contemplated in the Loan Documents.

(e) Disclosure. No statement, information, report, representation, or warranty made by any Borrower in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

(f) Operation of Business. Borrower possesses all contracts, licenses, and permits, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(g) Litigation and Judgments. To Borrower’s actual knowledge, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or threatened against or affecting Borrower or Tenant that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Borrower.

(h) Agreements. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, the breach of which could reasonably be expected to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(i) Compliance with Laws. Borrower is not in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

(k) Environmental Matters. Except for matters disclosed in writing to Lender:

(i) Notice of Non-Compliance. Borrower and all of its property and operations are in full compliance with all Environmental Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower with all Environmental Laws except where non-compliance would reasonably be expected to have a Material Adverse Effect.

(ii) Permits. Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

(iii) Hazardous Materials. No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released by Borrower from any of the property of Borrower, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect. The use which Borrower makes and intends to make of its respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties or assets, except to the extent in compliance with Environmental Laws or where such action could not reasonably be expected to have a Material Adverse Effect.

(iv) No Pending or Threatened Actions. To the actual knowledge of Borrower, neither Borrower or any of its currently or previously owned or leased property or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to failure to comply with Environmental Laws.

(v) No Conditions. There are no conditions or circumstances associated with the currently owned property or operations of Borrower that could reasonably be expected to give rise to any Environmental Liabilities of Borrower.

6. Covenants.

(a) Fundamental Change. Borrower will not permit the change in ownership of TEN PERCENT (10.00%) or more of the equity securities of Borrower as of the date of this Agreement without the prior written consent of Lender.

(b) Debt. Without the prior written consent of Lender, Borrower will not (i) incur, create, assume or in any manner become or be liable in respect of any other debt or indebtedness, (ii) guarantee or otherwise in any way become or be responsible for obligations of any other person or (iii) become liable for any other contingent liabilities.

(c) Leases. Without the prior written consent of Lender, Borrower will not permit the assignment of any Lease (as defined in the Mortgage) on the Property other than to a tenant that (i) incurs Tenant’s obligations under this Agreement, including its reporting obligations and financial covenants, (ii) has a positive EBITDA for the TWELVE (12) month period ending at the time of such assignment, as required by the Mortgage, and (iii) does not materially, adversely affect Lender’s risk profile.

(d) Primary Banking Relationship. To induce Lender to establish the interest rates provided for in the Note and in order to enable Lender to more fully monitor Borrower’s financial condition, Borrower will use Lender as its depository bank for the maintenance of business, operating and administrative accounts relating to the Property.

(e) Insurance. Borrower shall obtain and maintain insurance upon and relating to the Property insuring against personal injury and death, loss by fire and such other hazards, casualties, and contingencies (including but not limited to fire, lightning, hail, windstorm, explosion, malicious mischief, vandalism, and rent loss or business interruption insurance or extra expense insurance, covering loss of rents, but only to the extent buildings are located thereon) as are covered by extended coverage policies in effect where the Property is located and such other risks as may be specified by Lender from time to time, all in such amounts and with such insurers of recognized responsibility as are acceptable to Lender. If, and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in an amount not less than the lesser of the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that Act. Each insurance policy issued in connection with the Property shall provide, by way of endorsements, riders, or otherwise, that proceeds will be payable to Lender as its interest may appear and should be cancelable only after Lender is given THIRTY (30) days written notice of such cancellation. All renewal and substitute policies of insurance or certified copies thereof shall be delivered at the office of Lender, premiums paid, at least FIFTEEN (15) days before termination of policies theretofore delivered to Lender. Lender shall have the right, but not the obligation, to make premium payments, at Borrower’s expense, to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same.

(f) Payment of Obligations. Borrower will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of its property, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(g) Conduct of Business. Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business.

(h) Books and Records; Inspection Rights. Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(i) Compliance with Laws. Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j) Compliance with Agreements. Borrower will comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties or business; including, but not limited to the Lease.

(k) Notice of Indebtedness. Borrower will promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.

(l) Notices of Material Events. Borrower will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Default or Event of Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or Tenant hereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or

(iii) any and all material adverse changes in Borrower’s or Tenant’s financial condition and all claims made against any such Person that could materially affect the financial condition of such Person.

Each notice delivered under this Paragraph shall be accompanied by a statement of an executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

7. No Obligation. Borrower acknowledges and agrees that Lender has not made any commitment, express or implied, to extend the term of the Loan past its stated maturity date of APRIL 8, 2018.

8. Term Loan. This Agreement evidences a term loan and not a revolving credit facility. Although interest and the principal portion of the loan may be prepaid pursuant to the terms of the Note, any amount paid under this Agreement or the Note which reduces the principal amount of the Loan may not be reborrowed.

9. No Partnership or Joint Venture. Nothing contained in this Agreement or any of the Loan Documents shall be deemed to render Lender and Borrower partners or venturers for any purpose.

10. Indemnity. Borrower hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Loan or any collateral pledged as security (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If Borrower or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Paragraph shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agrees in writing with Borrower that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Paragraph shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

11. Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of the Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue the Lender or any of Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

12. No Duty. All attorneys, accountants, appraisers, and other professional persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender’s Counsel”). Borrower acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Borrower in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Borrower with respect to this transaction. Borrower has been advised to seek other legal counsel to represent its interests in connection with the transactions contemplated herein.

13. Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

14. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

15. Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

16. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth herein and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the THIRD (3rd) day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

17. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

18. Expenses. Borrower shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

19. Participation of the Loan. Borrower agrees that Lender may, at its option, sell interests in the Loan and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower or any guarantor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing such confidential information.

20. Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

21. Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

22. Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

23. WAIVER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE LOAN DOCUMENTS, BORROWER HEREBY WAIVES ALL RIGHTS UNDER SECTIONS 51.003 AND 51.004 OF THE TEXAS PROPERTY CODE AND ANY AMENDMENTS OR RECODIFICATIONS THEREOF.

24. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (WITH THE EXCEPTION OF THE MORTGAGE AS SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE, WITHOUT REGARD TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THE CREATION, PERFECTION, PRIORITY, MAINTENANCE AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

25. JURISDICTION. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS ITSELF TO JURISDICTION IN THE STATE OF TEXAS FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, AGREES THAT VENUE FOR ANY SUCH ACTION SHALL BE IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER DALLAS COUNTY, TEXAS, AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO OBJECT TO JURISDICTION OR VENUE WITHIN DALLAS COUNTY, TEXAS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER IN ANY OTHER COUNTY, STATE OR JURISDICTION PERMITTED BY APPLICABLE LAW. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER COUNTY, STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY LENDER OF ANY OF THE FOREGOING.

26. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

27. Notice of Final Agreement. It is the intention of Borrower and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Borrower and Lender warrant and represent that the entire agreement made and existing by or among Borrower and Lender with respect to the Loan is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Borrower and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the date set forth above.

CAPITAL ONE, N.A.

By: /s/ Albert E. Smith
Printed Name: Albert E. Smith
Title: Senior Vice President

Address:
505 Main Street, Suite 300
Fort Worth, TX 76102
Attention: Curtis Almond

AGREED AND CONSENTED TO
AS OF THE DATE FIRST SET FORTH ABOVE:

G&E HC REIT II MUSKOGEE LTACH, LLC,

a Delaware limited liability company

By: /s/ Shannon K S Johnson
Printed Name: Shannon K S Johnson
Title: Authorized Signatory